Exhibit 1.1

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

AXALTA COATING SYSTEMS LTD.

AND

GOVERNMENT EMPLOYEES INSURANCE COMPANY

DATED AS OF APRIL 8, 2015

i

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of April 8, 2015 (the “Effective Date”) by and among:

(i)	Axalta Coating Systems Ltd., a company incorporated and organized under the laws of Bermuda (the “Company”);

(ii)	Government Employees Insurance Company (“Investor”); and

(iii)	such other Persons, if any, that from time to time become parties hereto pursuant to the terms hereof or who join this Agreement pursuant to a Joinder Agreement substantially in the form of Exhibit A (together with Investor, the “Shareholders”).

RECITALS

WHEREAS, prior to the date hereof, certain shareholders of the Company and Investor have entered into a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which Investor will acquire common shares, par value $1.00 per share (the “Common Shares”), of the Company.

WHEREAS, the parties hereto desire for the Company to provide the registration rights set out in this Agreement. Unless otherwise noted herein, capitalized terms used herein shall have the meanings set forth in Section 4.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1.	REGISTRATION.

1.1. Requests for Registration. At any time on or after July 7, 2015, the Shareholders may request the “shelf” registration of all or part of their Registrable Securities on Form S-1 or any similar or successor long-form registration statement (“Long-Form Registration”) or, if available, a “shelf” registration of all or part of their Registrable Securities on Form S-3 or any similar or successor short-form registration statement (“Short-Form Registration”), in each case registering such Registrable Securities for resale by the Shareholders; provided that no request for registration may be made after the time at which all Shareholders cease to hold Registrable Securities (and after such time the Company may terminate any then effective registration statement or registration statement then in process); and provided further, that, subject to Section 1.5, the Shareholders, collectively, shall only be entitled to one (1) such request. A registration statement shall not count as a Demand Registration unless and until it has become effective. The Company may not include securities other than Registrable Securities of the Shareholders in a Demand Registration. A Demand Registration shall not count against the limit on the number of requests set forth herein if after the applicable registration statement has become effective, such registration statement or the related offer, sale or distribution of Registrable Securities thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the Securities and Exchange Commission or any other governmental agency or court for any reason not attributable to any Shareholder and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Shares.

1.2. Demand Notice. The request for a Demand Registration shall be made by giving written notice to the Company (a “Demand Notice”). The Demand Notice shall specify the number of Registrable Securities requested to be registered.

1.3. Registration Expenses. The Company will pay all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”); provided that except as otherwise provided in this Agreement, the Company shall not be responsible for any expenses incurred by the Shareholders in connection with any registration.

1.4. Short-Form Registration. The Demand Registration will be a Short-Form Registration whenever the Company is eligible to use Form S-3 or any similar or successor short-form registration statement. If permitted under the Securities Act, the registration statement with respect to a Demand Registration shall be one that is automatically effective upon filing.

1.5. Restrictions on Demand Registration. The Company may postpone for up to sixty (60) days (from the date of the request) the filing or the effectiveness of a registration statement for a Demand Registration, or withdraw or otherwise suspend the availability of any effective registration statement, by written notice to Investor, but only if and so long as (x) the Company determines that such Demand Registration may, if not delayed, withdrawn or otherwise suspended, as applicable, reasonably be expected to have a material adverse effect on any bona fide proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, registration or issuance of securities to be sold by the Company or any such subsidiary, financing or other material transaction or (y) proceeding with such Demand Registration would require the Company to disclose material non-public information that would not otherwise be required to be disclosed at that time and the disclosure of such information at that time would not be in the Company’s best interests. If the Company delays, withdraws or suspends any registration statement pursuant to this Section 1.5, the Shareholders shall be entitled to withdraw their request for a Demand Registration, and if they do so, such request shall not count against the limitation on the number of requests set forth in this Agreement. The Company shall provide prompt written notice to Investor of the commencement or termination of any period during which the Company has delayed or suspended a filing or an effective date pursuant to this Section 1.5 (a “Suspension Period”) (and any withdrawal of a registration statement pursuant to this Section 1.5). In no event may the Company deliver notice of a Suspension Period to Investor more than three times in any calendar year.

2.	REGISTRATION AND COORDINATION GENERALLY.

2.1. Registration Procedures. Whenever the Shareholders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as reasonably practicable:

(a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable;

(b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and otherwise take such actions as may be necessary (i) to keep such registration statement effective until the earlier of (A) the date on which all securities covered by such registration statement have been sold under such registration statement, (B) when all securities covered by such registration statement cease to be Registrable Securities, and (C) the latest date allowed by applicable law, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c) furnish, without charge, to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in conformity with the requirements of the Securities Act and other applicable law;

(d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in respect of doing business in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as practicable prepare and furnish to such seller, without charge, a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the prospective purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its commercially reasonable efforts promptly to obtain the withdrawal of such order;

(g) cooperate with the sellers of Registrable Securities covered by the registration statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the holders may request; and provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the registration statement;

(h) notify counsel for the sellers of Registrable Securities included in such registration statement, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, has been filed or shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of any request of the Securities and Exchange Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of any securities included in the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes; and

(i) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each primary securities exchange (if any) on which securities of the same class issued by the Company are then listed.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information relating to the sale or registration of such securities regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. The Company shall not be required to file a registration statement or include Registrable Securities in a registration statement unless it has received from each seller of such Registrable Securities such requested information.

No registration statement (including any amendment thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no prospectus (including any supplement thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement of a material fact or omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of any Shareholder specifically for use therein.

2.2. Current Public Information. For so long as any Shareholder holds Common Shares acquired by Investor pursuant to the Stock Purchase Agreement, the Company will use its commercially reasonable efforts to timely file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as such Shareholder may reasonably request, all to the extent required to enable such Shareholder to sell such Common Shares pursuant to Rule 144.

2.3. Shelf Take-Downs. Each Shareholder shall be entitled, at any time and from time to time when a registration statement with respect to a Demand Registration is effective, to sell the Registrable Shares as are then registered pursuant to such registration statement. In connection therewith, if any of the Shareholders delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a non-underwritten offering of all or part of its Registrable Securities included in such registration statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in the Shelf Offering, then, the Company shall as promptly as practicable amend or supplement such registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering.

2.4. Share Legend. Upon request, and subject to the delivery by the requesting party to the Company of customary representations, including with respect to the requesting party’s non-affiliate status, the Company shall remove any legend from the certificates evidencing any securities that have ceased to be, or are not deemed to be, Registrable Securities.

3.	INDEMNIFICATION

3.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Shareholder and, as applicable, its officers, directors, trustees, employees, stockholders, holders of beneficial interests, members, and general and limited partners, and each Person who controls such Shareholder (within the meaning of the Securities Act) (collectively, such Shareholder’s “Indemnitees”) against any and all losses, claims, damages, liabilities, joint or several, to which such Shareholder or any such Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (a) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, together with any documents incorporated therein by reference or, (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Shareholder and each of its Indemnitees for any legal or any other expenses, including any amounts paid in any settlement effected with the consent of the Company, which consent will not be unreasonably withheld or delayed, incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to any Shareholder or any of its Indemnitees to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission of material fact, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Shareholder expressly for use therein.

3.2. Indemnification by Holders of Registrable Securities. To the extent permitted by law, each Shareholder will indemnify and hold harmless the Company and its Indemnitees against any losses, claims, damages, liabilities, joint or several, to which the Company or any such Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (a) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in each case with respect to a Demand Registration effected in accordance herewith, or (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by such Shareholder expressly for use therein, and such Shareholder will reimburse each of the Company and each such Indemnitee for any legal or any other expenses including any amounts paid in any settlement effected with the consent of such Shareholder, which consent will not be unreasonably withheld or delayed, incurred by it in connection with investigating or defending any such loss, damage, claim, liability, action or proceeding with respect to which it is entitled to indemnity hereunder; provided, however, that the obligation to indemnify will be individual (and not joint and several) to each Shareholder and will be limited to the net amount of proceeds received by such Shareholder from the sale of Registrable Securities pursuant to such registration statement, less any other amounts paid by such Shareholder in respect of such untrue statement, alleged untrue statement, omission or alleged omission.

3.3. Procedure. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure to give such notice), and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). An indemnifying party who is entitled to, and elects to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. If any indemnifying party is entitled to, and elects to, assume the defense of a claim, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated to reimburse the indemnified party for the costs thereof.

3.4. Entry of Judgment; Settlement. The indemnifying party shall not, except with the approval of each applicable indemnified party, consent to entry of any judgment or enter into any settlement relating to a claim or action for which any indemnified party would be entitled to indemnification hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified party and includes as an unconditional term thereof the giving by the claimant or plaintiff to each such indemnified party of a release, satisfactory in form and substance to such indemnified party, from all liability in respect to such claim or action without any payment or consideration provided by such indemnified party.

3.5. Contribution. If the indemnification provided for in this Section 3 is, other than expressly pursuant to its terms, unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 3 were determined by any method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3, in no event shall the liability of the indemnifying party be greater in amount than the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the applicable indemnification provided for above had been available under the circumstances. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

3.6. Other Rights. The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

4.	DEFINITIONS.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Shareholders (and vice versa).

“Demand Registration” shall mean a Long-Form Registration or Short-Form Registration requested pursuant to Section 1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Registrable Securities” shall mean (a) the Common Shares transferred pursuant to the Stock Purchase Agreement, and (b) any securities issued or issuable directly or indirectly with respect to the securities referred to in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (ii) sold to the public pursuant to Rule 144. Notwithstanding the foregoing, any Registrable Securities held by any Person that may be sold, individually and not in the aggregate, under Rule 144 (as applicable to non-affiliates), shall not be deemed to be Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Rule 144” shall mean Securities and Exchange Commission Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar successor rule that may be issued by the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933 and the rules promulgated thereunder, in each case as amended from time to time.

“Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

5.	MISCELLANEOUS.

5.1. No Inconsistent Agreements. The Company has not entered into, and will not hereafter enter into, any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

5.2. Amendment and Waiver. This Agreement may be amended, modified, extended or terminated (an “Amendment”), and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Shareholders; provided that the admission of new parties pursuant to the terms of Section 5.3 shall not constitute an Amendment of this Agreement for purposes of this Section 5.2.

Each such Amendment shall be binding upon each party hereto and each Shareholder subject hereto. In addition, each party hereto and each Shareholder subject hereto may waive any right hereunder, as to itself, by an instrument in writing signed by such party or Shareholder. The failure of any party to enforce any provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 5.2, any Amendment to the definitions used in such Section as applied to such Section shall also require the same specified consent.

5.3. Successors and Assigns; Transferees. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assignees. This Agreement and the rights and obligations hereunder may not be assigned by any Shareholder, on the one hand, or the Company, on the other hand, without the prior written consent of the other; provided that the foregoing restriction on assignments shall not apply to assignments by any Shareholder to any Affiliate of Berkshire Hathaway Inc.

5.4. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5. Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile or electronic transmission in portable document format (pdf)), each of which shall be an original and all of which taken together shall constitute one and the same Agreement.

5.6. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

5.7. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, to:

Axalta Coating Systems Ltd.

Two Commerce Square

2001 Market Street, Suite 3600

Philadelphia, Pennsylvania 19103

Attn: General Counsel

Facsimile: (215) 255-7949

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004

Attention: Patrick H. Shannon, Esq.

Facsimile: (202) 637-2201

If to Investor, to:

c/o Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Attn: Marc D. Hamburg and Todd A. Combs,

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP

355 S. Grand Avenue, 35th Floor

Los Angeles, California 90071

Attn: Mary Ann Todd

If to any other Shareholder, to it at the address provided by it to the Company at the time that it became a Shareholder under this Agreement.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (z) two (2) business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

5.8. Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

5.9. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

5.10. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement on the day and year first above written.

AXALTA COATING SYSTEMS LTD.

By:	/s/ Michael F. Finn
Name:	Michael F. Finn
Title:	Senior Vice President, General Counsel and Secretary

Government Employees Insurance Company

By:	/s/ Marc D. Hamburg
Name:	Marc D. Hamburg
Title:	Authorized Signer

Exhibit A

Joinder Agreement to Registration Rights Agreement

The undersigned hereby agrees, effective as of the date hereof, to be a party to the Registration Rights Agreement (the “Agreement”) dated as of April 8, 2015 by and among Axalta Coating Systems Ltd. and the other parties thereto and for all purposes of the Agreement, the undersigned shall be a “Shareholder” (as defined in the Agreement). The address to which notices may be sent to the undersigned is as follows:

Notice Address:

[NAME OF UNDERSIGNED]